Notice of
                                      2000
                                 Annual Meeting
                                 of Stockholders
                                       and
                                 Proxy Statement




                                     [LOGO]
                                MONTGOMERY STREET
                             INCOME SECURITIES, INC.






Montgomery Street
Income Securities, Inc.

101 California Street, Suite 4100
San Francisco, California 94111
(415)981-8191

                                   This page
                                 intentionally
                                  left blank.

                                               101 California Street, Suite 4100
                                                 San Francisco, California 94111

                                                                  June  2,  2000

To  the  Stockholders:

         The Annual Meeting of Stockholders of Montgomery Street Income Securities, Inc. (the "Company") is to be held at 10:00 a.m., Pacific time, on Thursday, July 13, 2000 at the offices of the Company, 101 California Street, Suite 4100, San Francisco, California. A Proxy Statement regarding the meeting, a proxy card for your vote at the meeting and an envelope -- postage prepaid -- in which to return your proxy are enclosed.

         At the Annual Meeting the stockholders will elect the Company's Directors, consider the ratification of the selection of Ernst & Young LLP as the Company's independent auditors and consider the approval of the continuance of the Management and Investment Advisory Agreement between the Company and Scudder Kemper Investments, Inc. In addition, the stockholders present will hear a report on the Company. There will be an opportunity to discuss matters of interest to you as a stockholder.

         Your Directors recommend that the stockholders vote in favor of each of the foregoing matters.

Respectfully,

/s/James C. Van Horne                             /s/Victor L. Hymes

James C. Van Horne                                Victor L. Hymes
Chairman of the Board                             President



--------------------------------------------------------------------------------
STOCKHOLDERS ARE URGED TO SIGN THE PROXY CARD AND MAIL IT IN THE
ENCLOSED POSTAGE-PREPAID ENVELOPE SO AS TO ENSURE A QUORUM AT THE
MEETING. THIS IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES.
--------------------------------------------------------------------------------

                   MONTGOMERY STREET INCOME SECURITIES, INC.

                    Notice of Annual Meeting of Stockholders

To the Stockholders of
Montgomery  Street Income  Securities,  Inc.:

         Please take notice that the Annual Meeting of Stockholders of Montgomery Street Income Securities, Inc. (the "Company") has been called to be held at the offices of the Company, 101 California Street, Suite 4100, San Francisco, California on Thursday, July 13, 2000 at 10:00 a.m., Pacific time, for the following purposes:

                  (1) To elect five Directors of the Company to hold office until the next Annual Meeting or until their respective successors shall have been duly elected and qualified.

                  (2) To ratify or reject the action taken by the Board of Directors in selecting Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2000.

                  (3) To approve or disapprove the continuance of the Management and Investment Advisory Agreement between the Company and Scudder Kemper Investments, Inc.

         Those present and the appointed proxies will also transact such other business as may properly come before the meeting or any adjournments thereof.

         Holders of record of the shares of common stock of the Company at 5:00 p.m., Eastern time, on May 12, 2000 are entitled to vote at the meeting or any adjournments thereof.

                                         By order of the Board of Directors,
June 2, 2000                             Maureen E. Kane, Secretary


--------------------------------------------------------------------------------
IMPORTANT - We urge you to sign and date the enclosed proxy card and return it in the enclosed addressed envelope which requires no postage and is intended for your convenience. Your prompt return of the enclosed proxy card may save the Company the necessity and expense of further solicitations to ensure a quorum at the Annual Meeting. If you can attend the meeting and wish to vote your shares in person at that time, you will be able to do so.
--------------------------------------------------------------------------------

                   MONTGOMERY STREET INCOME SECURITIES, INC.

                       101 CALIFORNIA STREET, SUITE 4100

                        SAN FRANCISCO, CALIFORNIA 94111

                                 (415) 981-8191

                                PROXY STATEMENT

RECORD DATE: May 12, 2000                             MAILING DATE: June 2, 2000

Introduction

     The Board of Directors of Montgomery Street Income Securities, Inc. (the "Company") is soliciting proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting"). The Annual Meeting will be held at the offices of the Company, 101 California Street, Suite 4100, San Francisco, California on Thursday, July 13, 2000 at 10:00 a.m., Pacific time. The Board of Directors is also soliciting proxies for use at any adjournment of the Annual Meeting. This Proxy Statement is furnished in connection with that solicitation.

     The Company may solicit proxies by mail, telephone, telegram, and personal interview. In addition, the Company may request personnel of Scudder Kemper Investments, Inc. ("Scudder Kemper" or the "Investment Manager") to assist in the solicitation of proxies by mail, telephone, telegram, and personal interview for no separate compensation. It is anticipated that the Company will request brokers, custodians, nominees, and fiduciaries who are record owners of stock to forward proxy materials to their principals and obtain authorization for the execution of proxies. The Company will pay the cost of soliciting proxies. Upon request, the Company will reimburse the brokers, custodians, nominees, and fiduciaries for their reasonable expenses in forwarding proxy materials to their principals.

     You may revoke the enclosed proxy at any time insofar as not yet exercised by the appointed proxies. You may do so by:

     o written notice to the Company, c/o EquiServe, P.O. Box 8200, Boston, MA 02266-8200, Attn: Manager, Proxy Department;

     o written notice to the Company at the address set forth under the above letterhead;

     o    giving a later proxy; or

     o    attending the Annual Meeting and voting your shares in person.

     In order to hold the Annual Meeting, a majority of the shares entitled to be voted must have been received by proxy or be present at the Annual Meeting. Proxies that are returned marked to abstain from or withhold voting, as well as proxies returned by brokers or others who have not received voting instructions on some matters and do not have discretion to vote for their clients on those matters ("broker non-votes"), will be counted towards this majority of shares. Withheld votes, abstentions and broker non-votes will not be counted in favor of, but will have no other effect on, the vote for proposals (1) and (2). Abstentions will, and broker non-votes may, have the effect of a "no" vote for proposal (3).

Stockholders who hold their shares through a broker or other nominee are urged to forward their voting instructions.

     In the event that sufficient votes in favor of any proposal are not received by July 13, 2000, the persons named as proxies on the enclosed proxy card may propose one or more adjournments of the meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the shares present in person or by proxy at the session of the Annual Meeting to be adjourned. The persons named as proxies on the enclosed proxy card will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the proposal for which further solicitation of proxies is to be made. They will vote against any such adjournment those proxies required to be voted against such proposal. The costs of any such additional solicitation and of any adjourned session will be borne by the Company.

     The record date for determination of stockholders entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or any adjournments thereof, was May 12, 2000 at 5:00 p.m., eastern time (the "Record Date").

     As of the Record Date, there were issued and outstanding 10,290,635 shares of common stock of the Company, constituting all of the Company's then outstanding securities. Each share of common stock is entitled to one vote. As of March 31, 2000, each Director, the Chief Executive Officer and all Directors and Officers as a group, beneficially owned shares of the Company's common stock as follows:
                                                                       Shares
                                                     Position         Owned^(1)
                                                     --------         ---------
James C. Van Horne .........................  Chairman of the Board
                                              and Director             2,500
Victor L. Hymes ............................  President                    0
John C. Atwater ............................  Director                 7,100
Richard J. Bradshaw^(2) ....................  Director                 2,240
Maryellie K. Johnson .......................  Director                 2,360
Wendell G. Van Auken .......................  Director                14,762
All Directors and Officers as a
    group (13 in number)^(3) ...............                          28,962

-------------------

(1) The information as to beneficial ownership is based on statements furnished to the Company by each person named. Unless otherwise indicated, each person has sole voting and investment power over the shares reported. As a group, the Directors and Officers owned .28% of the shares of the Fund.

(2)  Shared investment and voting power over the shares reported.

(3) The total for the group includes 26,722 shares held with sole investment and voting power and 2,240 shares held with shared investment and voting power.

     To the best of the Company's knowledge, as of March 31, 2000, no person owned beneficially more than 5% of the Company's outstanding shares.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section  16(a) of the  Securities  Exchange  Act of 1934,  as amended,  and
Section 30(h) of the Investment Company Act of 1940, as amended (the "1940 Act"), as applied to a fund, require the fund's Officers and Directors, Investment Manager, affiliates of the Investment Manager, and persons who beneficially own more than ten percent of a registered class of the fund's outstanding securities ("reporting persons"), to file reports of ownership of the fund's securities and changes in such ownership with the Securities and Exchange Commission (the "SEC") and The New York Stock Exchange. Such persons are required by SEC regulations to furnish the fund with copies of all such filings.

     Based solely upon its review of the copies of such forms received by it and written representations from certain Reporting Persons that no year-end reports were required for those persons, the Fund believes that during the fiscal year ended December 31, 1999, its Reporting Persons complied with all applicable filing requirements, except that the initial filing on Form 3 on behalf of Maureen Kane was filed late.

     The Company provides periodic reports to all stockholders which highlight relevant information, including investment results and a review of portfolio strategy. You may receive an additional copy of the annual report for the fiscal year ended December 31, 1999, without charge, by calling 1-800-552-2556 or writing the Company at 101 California Street, Suite 4100, San Francisco, CA 94111.

PROPOSAL 1 -- ELECTION OF DIRECTORS

     Five Directors are to be elected at the Annual Meeting as the five Directors of the Company. They are to be elected to hold office until the next annual meeting or until their successors are elected and qualified. The persons named on the accompanying proxy card, if granted authority to vote in the election of Directors, intend to vote at the Annual Meeting for the election of the nominees named below as the five Directors of the Company. In the unanticipated event that any nominee for Director cannot be a candidate at the Annual Meeting, the appointed proxies will vote their proxy in favor of the remainder of the nominees and, in addition, in favor of such substitute nominee(s) (if any) as the Board of Directors shall designate. Alternatively, the proxies may vote in favor of a resolution reducing the number of Directors to be elected at the Annual Meeting. Each of the nominees is now a Director of the Company and each was elected to serve as a Director at the 1999 Annual Meeting of Stockholders. All nominees have consented to be nominated and to serve if elected.

Information Concerning Nominees

     The following table sets forth certain information concerning each of the nominees as a Director of the Company.

                                                                                             Year First
                                        Principal Occupation or Employment                    Became a
      Nominee (Age)                and Directorships in Publicly Held Companies               Director
      -------------                --------------------------------------------               --------

  John C. Atwater (39)  Mr.  Atwater is Managing  Partner of Prime Property  Capital,  Inc.     1994
                        (real estate investment firm).

  Richard J. Bradshaw   Mr. Bradshaw is currently  Executive Director of Cooley Godward LLP     1991
  (51)                  (law  firm).  From  October  1992 to April 1997,  he was  Executive
                        Director of Orrick, Herrington & Sutcliffe (law firm).

  Maryellie K. Johnson  Ms. Johnson is an international  shipping consultant.  From 1989 to     1989
  (64)                  1998,  she was a Director of London and Overseas  Freighters,  Ltd.
                        (oil tanker  operator).  Prior to 1989,  she served as Treasurer of
                        Alexander and Baldwin,  Inc.  (shipping  and property  development)
                        and  Matson  Navigation  Company,   Inc.   (containerized   freight
                        service).  She  has  been  a  Trustee  of  the  University  of  San
                        Francisco since 1992.

  Wendell G. Van Auken  Mr.  Van Auken is a General  Partner  of  several  venture  capital     1994
  (55)                  funds  affiliated  with Mayfield Fund. He also serves as a Director of Advent Software  (portfolio  software  company) and Netcentives,
                        Inc. (Internet marketing company).

  James C. Van Horne    Dr. Van Horne is the A.P. Giannini  Professor of Finance,  Graduate     1985
  (64)                  School of Business, at Stanford University,  a position he has held from  September  1965 to  August  1975 and from  September  1976 to present.  He also serves as a Director of the Sanwa Bank California and Bailard,  Biehl & Kaiser  International Fund Group, Inc. and as
                        a  Trustee  of  the  Bailard,  Biehl  &  Kaiser  Fund  Group  (both registered investment companies).

Committees of the Board -- Board Meetings

     The Board of Directors, in addition to an Executive Committee, has an Audit Committee and, until April 2000, had a Nominating Committee.

     In 1999, the Board of Directors held four meetings and the Executive Committee did not meet. Each Director attended at least 75% of the total number of meetings of the Board of Directors and of all committees of the Board on which he or she served in 1999, except Mr. Atwater, who attended 60% of such meetings.

Audit Committee

     The Audit Committee held one meeting during 1999. The members of the Audit Committee are Messrs. Van Auken and Bradshaw and Ms. Johnson. One of the Audit Committee's responsibilities is to approve the scope of the audit of the books and accounts of the Company to be conducted by its independent auditors, including all services performed, whether audit or non-audit related. Another responsibility is to meet with the independent auditors and receive their reports on audits. The Audit Committee, or one of its members, in carrying out the Audit Committee's responsibilities, is empowered to meet and confer with, or receive the written reports of, Officers and employees of the Company, the custodian of its assets, and the Investment Manager.

Nominating Committee

     The Nominating Committee held one meeting in 1999. The members of this committee were Messrs. Atwater and Van Horne and Ms. Johnson. The responsibilities of this committee were to recommend possible candidates to fill vacancies on the Board of Directors, to review the qualifications of candidates recommended by others, to recommend to the Board the slate of Director candidates to be proposed for election by stockholders at the annual meeting, and to recommend to the Board policies and criteria regarding retirement from the Board. In April 2000, the Nominating Committee was dissolved, and the Board of Directors assumed all the responsibilities of the Nominating Committee. In the future, the Board will consider nominees recommended by stockholders. Those wishing to submit the name of any individual should submit in writing a brief description of the proposed nominee's business experience and other information relevant to the qualifications of the individual to serve as a Director. In order to be considered at the 2001 annual meeting, submission should be made by February 2, 2001.

Officers of the Company

     The following persons are Officers of the Company:

                                                                                           Year First
                                         Present Office with the Company;                  Became an
          Name (Age)                  Principal Occupation or Employment (1)              Officer (2)
          ----------                  --------------------------------------              -----------

Victor L. Hymes (43)          President; Managing Director of Scudder Kemper.               2000

John R. Hebble (41)           Treasurer; Senior Vice President of Scudder Kemper.           1998

Maureen E. Kane (38)          Vice  President and  Secretary;  Vice  President of           1999
                              Scudder Kemper since December 1997; prior thereto,
                              Assistant  Vice President of State Street Bank and
                              Trust Company (1997);  Associate Staff Attorney of
                              FMR    Corp.    (investment    management    firm)
                              (1996-1997); Associate, Peabody & Arnold (law
                              firm) (1993-1995).

Bruce H. Goldfarb (35)        Vice  President  and  Assistant  Secretary;  Senior           1998
                              Vice  President of Scudder  Kemper  since  February
                              1997; prior thereto,  Associate,  Cravath, Swaine &
                              Moore (law firm).

Kathryn L. Quirk (47)         Vice  President and Assistant  Secretary;  Managing           1988
                              Director of Scudder Kemper.

Kristin L. Bradbury (37)      Vice President; Vice President of Scudder Kemper.             1999

Almond G. Goduti (37)         Vice  President;  Senior Vice  President of Scudder           1999
                              Kemper since  September 1996;  prior thereto,  Vice
                              President  and  portfolio   manager,   The  Boston
                              Company (1984-1996).

-------------------
(1) Unless otherwise stated, all Officers have been associated with the Investment Manager for more than five years, although not necessarily in the same capacity. All Officers, except Mr. Hymes, Ms. Bradbury and Mr. Goduti are also officers or directors of other funds managed by the Investment Manager. All Officers, except Ms. Kane and Ms. Bradbury, own securities of the Investment Manager.

(2) All Officers are appointed annually by, and serve at the discretion of, the Board of Directors.

Remuneration of Directors and Officers

     Each Director receives remuneration from the Company for his or her services. The Company does not compensate its Officers or employees, since the Investment Manager makes these individuals available to the Company to serve without compensation from the Company. Remuneration to Directors consists of Directors' fees composed in each case of a quarterly retainer of $2,000 (except the Chairman of the Board, whose quarterly retainer is $6,000) and a fee of $500 for each Board meeting attended and $250 for each committee meeting attended (except the Chairman of the Board, who was not compensated for serving on the Nominating Committee) as well as any related expenses. For the fiscal year ended December 31, 1999, total compensation (including reimbursement of expenses) for all Directors as a group was $69,402.

     The Compensation Table below provides in tabular form the following data:

Column (1) All Directors who receive compensation from the Company.

Column (2) Aggregate compensation received by a Director from the Company.

Column (3) Total compensation received by a Director from the Company, the Investment Manager and from all other funds managed by the Investment Manager. No member of the Board serves as a Director or Trustee for any other fund in the complex of funds managed by the Investment Manager nor does any Director receive any pension or retirement benefits from the Company.

                                     Compensation Table
                             for the year ended December 31, 1999
    ------------------------------------------------------------------------
              (1)                     (2)                    (3)

                                                       Total Compensation
                                    Aggregate         From the Company and
         Name of Person,          Compensation            Fund Complex
             Position           from the Company        Paid to Director
    ------------------------------------------------------------------------
    John C. Atwater
    Director                        $  9,750              $  9,750

    Richard J. Bradshaw
    Director                        $ 10,250              $ 10,250

    Maryellie K. Johnson
    Director                        $ 10,500              $ 10,500

    Wendell G. Van Auken
    Director                        $  9,750              $  9,750

    James C. Van Horne
    Chairman                        $ 26,000              $ 26,000

Recommendation and Required Vote

     The Board of Directors recommends a vote FOR election of each of the nominees for Director. Election of the nominees for Director requires the affirmative vote of a plurality of the votes cast in person or by proxy at the Annual Meeting.

PROPOSAL  2 -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     At a meeting held on April 14, 2000, a majority of the Directors who were not "interested persons," as defined in the 1940 Act ("Interested Persons"), of the Company, selected Ernst & Young LLP as the Company's independent auditors, for the fiscal year ending December 31, 2000, to examine the Company's books and accounts and to certify the Company's financial statements. Under the 1940 Act, this selection must be submitted to the stockholders for ratification or rejection at the Annual Meeting. If the selection of Ernst & Young LLP is not ratified by stockholders, the Board of Directors will consider the selection of another accounting firm.

     It is anticipated that a representative of Ernst & Young LLP will be available by conference telephone at the Annual Meeting to respond to appropriate questions. The representative will also be given an opportunity to make any desired statement.

Recommendation and Required Vote

     The Board of Directors recommends a vote for the ratification of the selection of Ernst & Young LLP as the Company's independent auditors. The ratification of the selection of Ernst & Young LLP requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting.

PROPOSAL 3 -- APPROVAL OR DISAPPROVAL  OF THE  CONTINUANCE OF THE MANAGEMENT AND
              INVESTMENT  ADVISORY  AGREEMENT  BETWEEN  THE  COMPANY AND SCUDDER
              KEMPER

     Scudder Kemper, 345 Park Avenue, New York, New York, acts as investment adviser to and manager for the Company pursuant to a Management and Investment Advisory Agreement dated September 7, 1998 (the "Agreement"). The continuance of the Agreement was last approved by a vote of the stockholders on July 8, 1999 and the Board of Directors on April 14, 2000. The Agreement continues in effect until July 31 of each year, provided its continuance is specifically approved at least annually by the vote of a majority of the Directors who are not parties to the Agreement or Interested Persons of the Company or the Investment Manager cast in person at a meeting called for the purpose of voting on such approval, and by the vote of either the Board of Directors or a majority of the Company's outstanding voting securities. The Agreement may be terminated on 60 days' written notice, without penalty, by a majority vote of the Board of Directors, by the vote of a majority of the Company's outstanding voting securities, or by the Investment Manager, and automatically terminates in the event of its assignment.

Services Provided

     The Agreement requires the Investment Manager to provide investment management and advisory services to the Company. It provides that the Investment Manager will provide statistical and research facilities and services, supervise the composition of the Company's portfolio, determine the nature and timing of changes therein and the manner of effectuating such changes and cause the purchase and sale of portfolio securities, subject to control by the Company's Board of Directors. In addition to providing investment management and advisory services, the Investment Manager pays for office space, all necessary office facilities, basic business equipment, supplies, utilities, property casualty insurance, telephone services and the costs of keeping the Company's books and records. The Agreement requires the Investment Manager to arrange, if desired by the Board of Directors of the Company, for officers or employees of the Investment Manager to serve, with or without compensation from the Company, as Officers, Directors or employees of the Company.

     The Agreement provides that the Investment Manager will not be liable for any acts or omissions of any predecessor adviser and neither the Investment Manager nor any director, officer, agent or employee of the Investment Manager will be liable or responsible to the Company or its stockholders except for willful misfeasance, bad faith, gross negligence or reckless disregard of their respective duties or breach of fiduciary duty. The Agreement also provides that the Company will hold the Investment Manager harmless from judgments against it resulting from acts or omissions in the performance of its obligations under the Agreement which are specifically the result of written instructions of the President, any Vice President or a majority of the Board of Directors of the Company. There must, however, be an express finding that such acts or omissions did not constitute willful misfeasance, bad faith, gross negligence or reckless disregard of duties.

Fees and Expenses

     The Agreement provides that the Investment Manager be paid an annual fee, payable monthly, equal to .50 of 1% of the value of the net assets of the Company up to and including $150 million, .45 of 1% of the value of the net assets of the Company over $150 million and up to and including $200 million, and .40 of 1% of the value of the net assets of the Company over $200 million. For purposes of computing the monthly fee, the value of net assets of the Company is determined as of the close of business on the last business day of each month. For the fiscal year ended December 31, 1999 the Company paid the Investment Manager an aggregate fee of $967,539.

     The Agreement provides that the Company bear all expenses incurred in the operation of the Company -- except those that the Investment Manager expressly assumes in the Agreement. Such expenses borne by the Company include (a) all costs and expenses incident to: (i) the registration of the Company under the 1940 Act, or (ii) any public offering of shares of the Company, for cash or otherwise, including those costs and expenses relating to the registration of shares under the Securities Act of 1933, as amended (the "Securities Act"), the qualification of shares of the Company under state securities laws, the printing or other reproduction and distribution of any registration statement (and all amendments thereto) under the Securities Act, the preliminary and final prospectuses included therein, and any other necessary documents incident to any public offering, the advertising of shares of the Company and the review by the National Association of Securities Dealers, Inc. of any underwriting arrangements; (b) the charges and expenses of any registrar or any custodian appointed by the Company for the safekeeping of its cash, portfolio securities and other property; (c) the charges and expenses of auditors (including the preparation of tax returns); (d) the charges and expenses of any stock transfer, dividend agent or registrar appointed by the Company; (e) broker's commissions chargeable to the Company in connection with portfolio securities transactions to which the Company is a party; (f) all taxes, including securities issuance and transfer taxes, and corporate fees payable by the Company to federal, state or other governmental agencies; (g) the cost and expense of engraving or printing stock certificates representing shares of the Company; (h) fees involved in registering and maintaining registrations of the Company and of its shares with the SEC and various states and other jurisdictions; (i) all expenses of stockholders' and Directors' meetings and of preparing, printing and mailing proxy statements and quarterly, semiannual and annual reports to stockholders; (j) fees and travel expenses of Directors of the Company who are not directors, officers or employees of the Investment Manager or its "affiliates" (as defined in the 1940 Act); (k) all fees and expenses incident to any dividend or distribution reinvestment program;
(l) charges and expenses of outside legal counsel in connection with matters relating to the Company, including without limitation, legal services rendered in connection with the Company's corporate and financial structure and relations with its stockholders, issuance of Company shares, and registrations and qualifications of securities under federal, state and other laws; (m) association dues; (n) interest payable on Company borrowings; (o) fees and expenses incident to the listing of Company shares on any stock exchange; (p) costs of information obtained from sources other than the Investment Manager or its "affiliates" (as defined in the 1940 Act) relating to the valuation of portfolio securities; and (q) postage.

Expense Limitations

     The  Agreement  provides  that if expenses of the  Company  (including  the advisory fee but excluding interest, taxes, brokerage commissions and extraordinary expenses) in any fiscal year exceed a specified expense limitation, the Investment Manager will pay the excess to the Company. The specified limitation is 11/2% of the first $30 million of the Company's average net assets plus 1% of the Company's average net assets in excess of $30 million. The Agreement provides that extraordinary expenses, such as litigation expenses and the cost of issuing new shares, are excluded expenses for purposes of the expense limitations described in this paragraph and the immediately succeeding paragraph and that the Investment Manager will not be obligated to pay any amount to the Company during any fiscal year in excess of the amount of the advisory fee for such fiscal year.

     The Agreement also provides for a second expense limitation, relating to the Company's gross income (including gains from the sale of securities without offset for losses, unpaid interest on debt securities in the Company's portfolio, and dividends declared but not paid on equity securities in the Company's portfolio). This limitation provides that if, for any fiscal year, the expenses of the Company described in the preceding paragraph -- less any amount payable by the Investment Manager to the Company on account of the first expense limitation -- exceed 25% of the Company's gross income for the year, the Investment Manager will promptly pay the excess to the Company.

     For the fiscal year ended December 31, 1999, the Company's expenses did not exceed these limitations.

Investment Manager

     The Investment Manager is one of the largest and most experienced investment management firms in the United States. As of January 1, 2000, the firm had more than $290 billion in assets under management. The principal source of the Investment Manager's income is professional fees received from providing continuing investment advice.

     On December 31, 1997, Zurich Insurance Company ("Zurich") acquired a majority interest in the Investment Manager (formerly known as Scudder, Stevens & Clark, Inc. ("Scudder")). Zurich made the business of its subsidiary, Zurich Kemper Investments, Inc., a part of the Investment Manager, and the name of the Investment Manager was changed to Scudder Kemper Investments, Inc. (the "Scudder-Zurich Transaction"). Zurich is a global corporation organized under the laws of

Switzerland. Its home office is located at Mythenquai 2, 8002 Zurich, Switzerland. Historically, Zurich's earnings have resulted from its operations as an insurer as well as from its ownership of its subsidiaries and affiliated companies.

     On September 7, 1998, the businesses of Zurich (including Zurich's interest in the Investment Manager) and the financial services businesses of B.A.T Industries p.l.c. ("B.A.T") were combined to form a new global insurance and financial services holding company known as Zurich Financial Services, Inc. ("ZFS"), and Zurich became a subsidiary of ZFS. ZFS is 57% owned by Zurich Allied AG, a listed Swiss holding company, and 43% owned by Allied Zurich p.l.c., a listed U.K. holding company. The home offices of ZFS and Zurich Allied AG are located at Mythenquai 2, 8002 Zurich, Switzerland, and the home office of Allied Zurich p.l.c. is located at 22 Arlington Street, London, England SW1A, 1RW, United Kingdom.

     On May 3, 2000, the Boards of Zurich Allied AG and ZFS and the committee of the Independent Directors of Allied Zurich p.l.c. announced that they had entered into an agreement to unify the corporate structure under a single Swiss holding company which, following completion, will take the name "Zurich Financial Services" ("new Zurich Financial Services"). The unification plan will involve the statutory merger of Zurich Allied AG with new Zurich Financial Services, and the combination of Allied Zurich p.l.c. and new Zurich Financial Services under a scheme of arrangement. Upon unification, it is expected that former shareholders of Zurich Allied AG will hold 57% of the shares in new Zurich Financial Services and former shareholders of Allied Zurich p.l.c. will hold 43% of the shares in new Zurich Financial Services (subject to the effect of a proposed share repurchase by Allied Zurich p.l.c.).

     The unification will be presented to Zurich Allied AG and Allied Zurich p.l.c. shareholders at annual general meetings to be held on May 25, 2000 and May 26, 2000, respectively, for approval. Subject to the satisfaction of certain conditions and regulatory approvals, it is expected that the unification will be completed before the end of the year 2000. The unification will not affect Zurich's ownership interest in the Investment Manager, which was 72.5% as of December 31, 1999, or the Investment Manager's operations.

     Scudder Kemper is a Delaware corporation. Rolf Huppi* is the Chairman of the Board and a Director, Edmond D. Villani# is the President, Chief Executive Officer and a Director, Harold D. Kahn# is the Chief Financial Officer, Kathryn
L. Quirk# is the  General  Counsel,  Chief  Compliance  Officer  and  Secretary,
Nicholas Bratt# and Lynn S. Birdsong# are Corporate Vice Presidents and Directors, and Laurence Cheng*, Gunther Gose* and William H. Bolinder+++ are Directors of the Investment Manager. The principal occupation of Edmond D. Villani, Harold D. Kahn, Kathryn L. Quirk, Nicholas Bratt and Lynn S. Birdsong is serving as a Managing Director of the Investment Manager; the principal occupation of Rolf Huppi is serving as an officer of Zurich Allied AG and ZFS; the principal occupation

------------------------

*    Mythenquai 2, Zurich, Switzerland

#    345 Park Avenue, New York, New York

+++ 1400 American Lane, Schaumburg, Illinois of Laurence Cheng is serving as a senior partner of Capital Z Partners, an investment fund; the principal occupation of Gunther Gose is serving as the Chief Financial Officer of Zurich; and the principal occupation of William H. Bolinder is serving as a member of the Group Executive Board of Zurich.

     The outstanding voting securities of the Investment Manager are held of record 1.56% by Zurich Insurance Company, 38.75% by Zurich Holding Company of America ("ZHCA"), a subsidiary of Zurich; 32.34% by ZKI Holding Corp. ("ZKIH"), a subsidiary of Zurich; 19.62% by Stephen R. Beckwith, Lynn S. Birdsong, Kathryn
L. Quirk, and Edmond D. Villani in their capacity as representatives (the "Management Representatives") of the Investment Manager's management holders and retiree holders pursuant to a Second Amended and Restated Security Holders Agreement (the "Security Holders Agreement") among the Investment Manager, Zurich, ZHCA, ZKIH, the Management Representatives, the management holders, the retiree holders and Edmond D. Villani, as trustee of Scudder Kemper Investments, Inc. Executive Defined Contribution Plan Trust (the "Trust"); and 7.73% by the Trust. ZHCA owns 100% of the non-voting securities of the Investment Manager.

     Pursuant to the Security Holders Agreement, the Board of Directors of the Investment Manager consists of four directors designated by ZHCA and ZKIH and three directors designated by the Management Representatives.

     The Security Holders Agreement requires the approval of a majority of the directors designated by the Management Representatives for certain decisions, including changing the name of Scudder Kemper, effecting an initial public offering before April 15, 2005, causing Scudder Kemper to engage substantially in non-investment management and related business, making material acquisitions or divestitures, making material changes in Scudder Kemper's capital structure, dissolving or liquidating Scudder Kemper, or entering into certain affiliated transactions with Zurich. The Security Holders Agreement also provides for various put and call rights with respect to Scudder Kemper stock held by persons who were employees of Scudder at the time of the Scudder-Zurich Transaction, limitations on Zurich's ability to purchase other asset management companies outside of Scudder Kemper, rights of Zurich to repurchase Scudder Kemper stock upon termination of employment of Scudder Kemper personnel, and registration rights for stock held by stockholders of Scudder continuing after the Scudder-Zurich Transaction.

     The following are open- or closed-end funds with investment objectives similar to those of the Company, for whom the Investment Manager provides investment management services:

                                          Total Net Assets
                                                as of                    Management Compensation
                                           April 28, 2000            on an Annual Basis Based on the
                 Name                       (000 omitted)           Value of Average Daily Net Assets
                 ----                       -------------           ---------------------------------

  Kemper Income and Capital                   $428,300       0.55 of 1%;  0.52 of 1% on net  assets in excess
  Preservation Fund                                          of $250  million;  0.50 of 1% on net  assets  in
                                                             excess of $1 billion; 0.48 of 1%on net assets in
                                                             excess of $2.5 billion; 0.45 of 1% on net assets
                                                             in  excess  of $5  billion;  0.43  of 1% on  net
                                                             assets in excess of $7.5 billion;  0.41 of 1% on
                                                             net assets over $10  billion;  0.40 of 1% on net
                                                             assets over $12.5 billion.

  Scudder Income Fund                         $678,000       0.65   of  1%;   0.60  of 1% on  net  assets  in
                                                             excess  of  $200   million;  0.55  of 1%  on net
                                                             assets in excess of $500 million.

  Scudder Variable Life Investment            $ 90,300       0.475 of 1%.
  Fund -- Bond Portfolio

     From time to time, directors, officers and employees of the Investment Manager may have transactions with various banks, including the Company's custodian bank. It is the Investment Manager's opinion that the terms and conditions of those transactions that have occurred were not influenced by existing or potential custodial or other Company relationships.

     The information set forth in this Proxy Statement concerning the Investment Manager and its affiliates has been provided by the Investment Manager.

Investment and Brokerage Discretion

     The Investment Manager has primary responsibility for the selection of brokers and dealers (including futures commission merchants) through which the Company's portfolio transactions are executed, subject to periodic review by the Company's Board of Directors. To the maximum extent feasible, the Investment Manager places orders for portfolio transactions through Scudder Investor Services, Inc. (a corporation registered as a broker/dealer and a subsidiary of the Investment Manager), which in turn will place orders on behalf of the Company with the issuer, underwriters or other brokers and dealers. In selecting brokers and dealers with which to place portfolio transactions for the Company, Scudder Kemper will not consider sales of shares of funds advised by Scudder Kemper, although it may place such transactions with brokers and dealers that sell shares of funds advised by Scudder Kemper. Scudder Investor Services, Inc. receives no commissions, fees or other remuneration from the Company for this service. Allocation of trades will be supervised by the Investment Manager.

Recommendation and Required Vote

     At a meeting held on April 14, 2000, the Board of Directors, including a majority of the Directors who were not Interested Persons of the Company or the Investment Manager, approved the continuance of the Agreement until July 31, 2001 and recommended that the stockholders approve its continuance at the Annual Meeting. Although approval by stockholders of the continuance of the Agreement is not required by the terms of the Agreement or by applicable law, it has been the Company's custom to submit this matter to the stockholders at the Annual Meeting. The Company may discontinue this practice in the future in its discretion.

     In approving the continuance of the Agreement, the Board of Directors, considering the best interests of the stockholders of the Company, took into account a number of factors. Among such factors were: the long-term investment record of the Investment Manager in advising the Company; the experience and research capabilities of the Investment Manager in fixed-income instruments, including mortgage-related securities and private placements; the relatively low expenses and expense ratio of the Company; the Investment Manager's access to quality service providers at reasonable cost due to the size of its assets under management; the quality of the administrative services to the Company; the experience of the Investment Manager in administering other open- and closed-end funds; the availability and responsiveness of the Investment Manager and its attention to internal controls and procedures; the extent and quality of information provided to the Board of Directors and stockholders; the continuity in the Company's investment and administrative personnel; the financial resources of the Investment Manager and its ability to retain capable personnel; the Investment Manager's financial condition, profitability and assets under management; possible indirect benefits to the Investment Manager from serving as adviser of the Company; and the effects of recent organizational changes implemented by the Investment Manager.

     In reviewing the continuance of the Agreement, the Board of Directors reviewed, among other information, extensive written and oral reports and compilations from the Investment Manager, including comparative data from independent sources as to investment performance, advisory fees and other expenses. The Board of Directors also received a separate written and oral report from Gifford Fong Associates, an independent investment consultant engaged by the Board of Directors specializing in quantitative fixed-income investment analysis.

     Approval by stockholders requires the affirmative vote of the holders of a majority of the Company's outstanding shares. In this context, "majority" means the lesser of two votes: (1) 67% of the Company's outstanding shares present at a meeting if the holders of more than 50% of the outstanding shares are present in person or by proxy, or (2) more than 50% of all of the Company's outstanding shares. If continuance of the Agreement is approved at the Annual Meeting, the Agreement will continue until annual review of the question of continuance by the Board or the stockholders in 2001. If continuance is not approved at the Annual Meeting, the Board of Directors will make such arrangements for the management of the Company, including continuance of the Agreement, as it believes appropriate and in the best interests of the Company.

STOCKHOLDER PROPOSALS FOR 2001 PROXY STATEMENT

     Stockholders wishing to submit proposals for inclusion in a proxy statement for the 2001 meeting of stockholders of the Fund, should send their written proposals to the Fund, at 101 California Street, Suite 4100, San Francisco, California 94111, by February 2, 2001. The timely submission of a proposal does not guarantee its inclusion.

     The Fund may exercise discretionary voting authority with respect to stockholder proposals for the 2001 meeting of stockholders which are not included in the proxy statement and form of proxy, if notice of such proposals is not received by the Fund at the above address on or before April 18, 2001. Even if timely notice is received, the Fund may exercise discretionary voting authority in certain other circumstances. Discretionary voting authority is the ability to vote proxies that stockholders have executed and returned to the Fund on matters not specifically reflected on the form of proxy.

OTHER MATTERS

     The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those mentioned in this Proxy Statement. The appointed proxies will vote on any other business that comes before the Annual Meeting or any adjournments thereof in accordance with their best judgment.

     Please complete and sign the enclosed proxy card and return it in the envelope provided so that the Annual Meeting may be held and action may be taken on the matters described in this Proxy Statement with the greatest possible number of shares participating.
This will not preclude your voting in person if you attend the Annual Meeting.

                                                   Maureen E. Kane
June 2, 2000                                             Secretary

                                   This page
                                 intentionally
                                  left blank.

                                   This page
                                 intentionally
                                  left blank.

PROXY                        MONTGOMERY STREET INCOME SECURITIES, INC.                                        PROXY

                    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                        Annual Meeting of Stockholders - July 13, 2000

The undersigned  hereby appoints Bruce H. Goldfarb,  Victor L. Hymes  and  John R. Hebble,  each with  the power of substitution,  as proxies for the  undersigned,  to vote all shares of Montgomery  Street Income  Securities,  Inc.
(the  "Company")  which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 101 California Street, Suite 4100, San Francisco,  California,  on Thursday,
July 13, 2000 at 10:00 a.m., pacific time, and at any adjournments thereof.

Unless otherwise specified in the boxes provided, the undersigned's vote will be cast FOR Proposals 1, 2 and 3.

--------------------------------------------------------------------------------------------
 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                             NO POSTAGE IS REQUIRED.
--------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------
Please sign exactly as your name or names appear hereon. When signing as attorney, exectuor, administrator, trustee or guardian, please give your full title as such.
--------------------------------------------------------------------------------------------


HAS YOUR ADDRESS CHANGED?                         DO YOU HAVE ANY COMMENTS?

---------------------------------------           ------------------------------------------

---------------------------------------           ------------------------------------------

---------------------------------------           ------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MONTGOMERY STREET INCOME SECURITIES, INC.
--------------------------------------------------------------------------------


CONTROL NUMBER:

                                                  ------------------------------
    Please be sure to sign and date this Proxy.        Date
--------------------------------------------------------------------------------


------Stockholder sign here-----------------Co-ownwer sign here-----------------


1.   The election of five Directors.                        For All    With-     For All
                                                            Nominees   hold      Except
                                                              ---       ---        ---
     (01) J.C. Atwater        (04) W.G. Van Auken            |   |     |   |      |   |
     (02) R.J. Bradshaw       (05) J.C. Van Horne            |   |     |   |      |   |
     (03) M.K. Johnson                                       |   |     |   |      |   |
                                                              ---       ---        ---

      NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s) in the list above. Your shares will be voted for the remaining nominee(s).

                                                                                 For     Against    Abstain
                                                                                 ---       ---        ---
2.   Ratification  of the  selection  of Ernst & Young LLP  as  the Company's   |   |     |   |      |   |
     independent auditors.                                                      |   |     |   |      |   |
                                                                                 ---       ---        ---

                                                                                 ---       ---        ---
3.   Approval of the continuance  of the Management and  Investment  Advisory   |   |     |   |      |   |
     Agreement between the Company and Scudder Kemper.                          |   |     |   |      |   |
                                                                                 ---       ---        ---
     In their discretion, the proxies are authorized  to vote upon such other business as may properly come before the Annual Meeting.

                                                                                                      ---
     Mark box at right if an address change or  comment has been noted on the                        |   |
     reverse side of this card.                                                                      |   |
                                                                                                      ---

     RECORD DATE SHARES:
-----------------------------------------------------------------------------------------------------------